Exhibit 99.1

Avalo Therapeutics Expands Pipeline with AVTX-010, a Long-Acting Next-Generation Anti-IL-1β Antibody

•IND submission for AVTX-010 planned for the first half of 2027

WAYNE, PA, June 16, 2026 — Avalo Therapeutics, Inc. (Nasdaq: AVTX), a clinical stage biotechnology company fully dedicated to developing IL-1β-based treatments for immune-mediated inflammatory diseases, today announced the advancement of AVTX-010, a long-acting next-generation anti-IL-1β monoclonal antibody (mAb) with the potential for development in hidradenitis suppurativa (HS) as well as additional inflammatory disorders.

“Building on the strength of our abdakibart Phase 2 LOTUS topline data and our conviction in the IL-1β pathway, we believe developing a long-acting next-generation molecule is a natural and strategically important step in maximizing the full potential of our pipeline,” said Garry Neil, MD, Chief Executive Officer of Avalo Therapeutics. “Less frequent dosing is an important driver of physician and patient preference in chronic inflammatory diseases, and we believe AVTX-010 may further strengthen our potential in HS, while creating opportunities to expand into additional indications where extended dosing intervals may improve treatment convenience, adherence, and overall patient experience. We are also encouraged by the productive engagement with FDA, which enables a streamlined path to bring AVTX-010 to first-in-human studies. With the transformational financing completed in May, Avalo is excited to advance abdakibart into a pivotal phase 3 registrational program as well as expand our pipeline starting with AVTX-010.”

AVTX-010 is an engineered anti-IL-1β mAb designed to extend dosing intervals and build upon the differentiated profile established by abdakibart. AVTX-010 also has the potential to strengthen Avalo’s intellectual property position. The Company expects to submit an Investigational New Drug (IND) application for AVTX-010 in the first half of 2027.

About Avalo Therapeutics

Avalo Therapeutics is a clinical stage biotechnology company fully dedicated to developing IL-1β-based treatments for immune-mediated inflammatory diseases. Our lead asset, abdakibart, is an anti-IL-1β monoclonal antibody (mAb). Positive topline data was recently reported for abdakibart in a Phase 2 clinical trial in hidradenitis suppurativa (HS). In addition to HS, we’re exploring additional opportunities to make an impact in prevalent indications that have significant remaining unmet needs. We are also advancing AVTX-010, an engineered anti-IL-1β mAb designed to extend dosing intervals and build upon the differentiated profile established by abdakibart. For more information about Avalo, please visit www.avalotx.com.

About Abdakibart

Abdakibart is a humanized monoclonal antibody (IgG4) that binds to interleukin-1β (IL-1β) with high affinity and neutralizes its activity. IL-1β is a pro-inflammatory cytokine that plays a central role in the pathogenesis of a wide range of human diseases.1 It activates immune cells that generate proinflammatory cytokines, including IL-6, TNF-α, and IL-17. Dysregulated IL-1β signaling is a major driver of inflammation, contributing to the progression of autoimmune disorders. IL-1β inhibition has proven effective in multiple immune-mediated inflammatory diseases. 1-3

References:1Dinarello CA. Immunol Rev. 2018;281(1):8-27. 2Kany S et al. Int J Mol Sci. 2019;20(23):6008. 3Kimball AB et al. Presented at: American Academy of Dermatology; March 8-12, 2024; San Diego, CA.

Forward-Looking Statements

This press release includes forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond our control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to our plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: therapeutic potential, clinical benefits and safety profiles of abdakibart (AVTX-009); plans to advance abdakibart into a registrational phase 3 program; plans to advance AVTX-010 into clinical trials; the timing of an IND submission for AVTX-010 in the first half of 2027; expectations regarding timing, success and data announcements of ongoing preclinical studies and clinical trials; drug development costs, reliance on investigators and enrollment of patients in clinical trials; and our plans to develop and commercialize our current and any future product candidates and the implementation of our business model and strategic plans for our business.

Any forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements including, without limitation, risks associated with: the timing and anticipated results of our current and future preclinical studies and clinical trials, supply chain, strategy and future operations; the delay of any current and future preclinical studies or clinical trials or the development of our product candidates; the risk that the results of prior preclinical studies and clinical trials may not be predictive of future results in connection with current or future preclinical studies and clinical trials, including those for abdakibart and AVTX-010; the timing and outcome of any interactions with regulatory authorities; obtaining, maintaining and protecting our intellectual property; the availability of funding sufficient for our operating expenses and capital expenditure requirements, reliance on key personnel; regulatory risks; general economic and market risks and uncertainties, including those caused by the war in Ukraine and the Middle East; and those other risks detailed in our filings with the Securities and Exchange Commission, available at www.sec.gov. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. In addition, any forward-looking statements represent our view only as of today and should not be relied upon as representing its views as of any subsequent date. You should not rely upon forward-looking statements as predictions of future events and actual results or events could differ materially from the plans, intentions and expectations disclosed herein. Except as required by applicable law, we expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries

Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

Meru Advisors
Lauren Glaser
lglaser@meruadvisors.com
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